Exhibit 10.3.2

AMENDMENT AND WAIVER NO. 1

TO

TERM LOAN AGREEMENT

This AMENDMENT AND WAIVER NO. 1 TO TERM LOAN AGREEMENT, dated as of February 15, 2006 (this “Amendment”), among HealthSouth Corporation (the “Borrower”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), amends and waives certain provisions of that certain Term Loan Agreement, dated as of June 15, 2005 (the “Loan Agreement”), among the Borrower, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, Citicorp North America, Inc., as syndication agent, and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as co-lead arrangers and joint bookrunners. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Loan Agreement.

WHEREAS, the Borrower is contemplating a series of transactions pursuant to which, among other things, the Borrower will (a) offer to repurchase and, to the extent tendered, repurchase substantially all of its outstanding senior notes and senior subordinated notes, (b) repay all outstanding Loans and pay all other amounts due under, and terminate, the Loan Agreement and (c) repay certain other outstanding indebtedness (the transactions referred to in clauses (a) through (c) above being called the “Debt Refinancing”);

WHEREAS, in connection with the Debt Refinancing, the Borrower has requested that the Lenders amend and waive certain provisions of the Loan Agreement as more specifically set forth herein; and

WHEREAS, the Required Lenders have indicated their willingness to agree to amend and waive such certain provisions of the Loan Agreement on the terms and subject to the satisfaction of the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment. Upon the fulfillment of the conditions precedent set forth in Sections 3 hereof, clauses (a) and (b) of Section 2.06 of the Loan Agreement shall be, and are hereby amended and restated in their entirety as follows:

SECTION 2.06. Prepayment of Loans. (a) The Borrower may any time and from time to time prepay any Borrowing in whole or in part, subject to the requirements of this Section and payment of any amounts required under Section 2.11; provided that each such partial repayment shall be in an integral multiple of $1,000,000 and not less than $10,000,000.

(b) All voluntary prepayments of Loans will be accompanied by a prepayment fee equal to (i) 2.00% of the aggregate principal amount of such prepayment, if made prior to the second anniversary of the Effective Date and (ii) 1.00% of the aggregate principal amount of such prepayment, if made on or after the second anniversary of the Effective Date and prior to the third anniversary of the Effective Date. Voluntary prepayments effected on or after the third anniversary of the Effective Date will not be subject to a prepayment fee. Such fee shall be paid by the Borrowers to the Administrative Agent, for the accounts of the Lenders, on the date of such prepayment.

SECTION 2. Waiver. Upon the fulfillment of the conditions precedent set forth in Section 3 hereof, the Required Lenders hereby waive Section 2.06(c) of the Loan Agreement to the extent such Section requires irrevocable notice three Business Days prior to a prepayment of Loans under the Loan Agreement.

SECTION 3. Conditions Precedent. (a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders (or, in the case of any party as to which an executed counterpart has not been received, the Administrative Agent shall have received written confirmation from such party of execution of a counterpart hereof by such party).

(b) The Borrower shall have paid to the Administrative Agent, for the ratable account of each Lender that delivers to the Administrative Agent its executed counterpart of this Amendment before 5:00 p.m. (New York time) on February 15, 2006, a fee of 1.00% of such Lender’s aggregate principal amount of outstanding Loans (the “Consent Fee”).

SECTION 4. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent.

SECTION 5. References to Loan Agreement, Effect of Loan Documents. (a) From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Loan Agreement to “this Agreement”, “hereof”, “herein”, and similar terms shall mean and refer to the Loan Agreement, as amended and modified by this Amendment (to the extent applicable), and all references in other documents to the Loan Agreement shall mean such agreement as amended and modified by this Amendment (to the extent applicable).

(b) The execution, delivery and effectiveness of this Amendment and the waiver contemplated hereby shall not operate as a waiver of any right, power or remedy of the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except to the extent expressly set forth herein.

SECTION 6. Ratification and Confirmation. The Loan Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect.

SECTION 7. Execution and Counterparts. This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

SECTION 8. Governing Law. This Amendment and the rights and obligations of the parties hereto under this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective proper and duly authorized officers as of the date first written above.

HEALTHSOUTH CORPORATION, as Borrower

By:	/s/ John Workman
Name:	John Workman
Title:	Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Dawn Lee Lum
Name:	Dawn Lee Lum
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND WAIVER NO. 1 TO THE HEALTHSOUTH TERM LOAN AGREEMENT

JP Morgan Chase Bank, N.A., as Lender

By:	/s/ Dawn Lee Lum
Name:	Dawn Lee Lum
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND WAIVER NO. 1 TO THE HEALTHSOUTH TERM LOAN AGREEMENT

Appaloosa Investment L.P.I, as Lender

By:	Appaloosa Management, L.P.
Its:	General Partner

	By:	Appaloosa Partners Inc.
	Its:	General Partner

		By:	/s/ Kenneth Maiman
		Name:	Kenneth Maiman
		Title:	General Counsel